Exhibit 23.1
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-73356 and No. 333-40548 of OptiMark Holdings, Inc. on Form S-8 of our report dated May 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to OptiMark Holdings, Inc.'s ability to continue as a going concern), appearing in this Annual Report on Form 10-K/A of OptiMark Holdings, Inc. for the year ended December 31, 2001.



/s/  Deloite & Touche LLP

New York, NY

July 18, 2002